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                                                                    EXHIBIT 99.2
                                  QUANDO, INC.

                                WRITTEN CONSENT

  The undersigned shareholders of Quando, Inc. ("Quando") hereby consent to the proposals set forth below in the manner indicated.

               VOTING INSTRUCTION--ALL SHAREHOLDERS SHOULD VOTE.
    WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OF STOCK IS REQUIRED, THIS
                   CONSENT SHALL BE TREATED AS A CLASS VOTE.

 PLEASE RETURN YOUR COMPLETED WRITTEN CONSENT TO: QUANDO, INC.; ATTENTION: ZACK
    SMITH (FACSIMILE: 503-225-1987) A POSTAGE-PAID RETURN ENVELOPE HAS BEEN
                         INCLUDED FOR YOUR CONVENIENCE.

     TO ALL QUANDO SHAREHOLDERS, PLEASE MARK VOTES, AS IN THIS EXAMPLE [X]

   To take the following actions:

  A. To approve and adopt the Agreement and Plan of Merger (the
     "Reorganization Agreement"), dated as of July 24, 1998, as amended December 7, 1998, by and among Infoseek Corporation ("Infoseek"), Steelhead Acquisition Corp. ("Merger Sub"), Quando, David Billstrom, William Neuhauser and U.S. Bank Trust, N.A.

  B. To appoint Stanton R. Koch as the Shareholder Representative in connection with the escrow provisions and pursuant to the Reorganization Agreement.

  C. To approve the merger of Merger Sub, a wholly owned subsidiary of Infoseek, with and into Quando pursuant to the Reorganization Agreement by which Quando would become a wholly owned subsidiary of Infoseek.

  [_] FOR  [_] AGAINST

THE SHARES REPRESENTED BY THIS CONSENT WILL BE TREATED AS DIRECTED OR, IF NO DIRECTION IS GIVEN AND THIS CONSENT IS PROPERLY SIGNED AND DELIVERED TO QUANDO, WILL BE TREATED AS CONSENTING "FOR" THE PROPOSAL SET FORTH ABOVE. ALL SHARES HELD BY THE UNDERSIGNED, WHETHER COMMON OR PREFERRED, SHALL BE DEEMED VOTED AS SET FORTH HEREIN.

  [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
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  If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Dated: January   , 1999

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(Signature)                                 (Signature)
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